  Exhibit 99.1

MANUFACTURED HOUSING PROPERTIES INC. ANNOUNCES RESULTS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2019

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Revenue Increased 55% and 31% Over Prior Year For the Three and Nine Months Ended September 30, 2019, Respectively

Charlotte, North Carolina, November 14, 2019 - Manufactured Housing Properties Inc. (OTC:MHPC), which acquires, owns, and operates ten manufactured housing communities containing approximately 726 developed sites manufactured housing communities; today announced operating results for the three and nine months ended September 30, 2019.

EBITDA for the three and nine months ended September 30, 2019 were $428,185 and $719,592, respectively compared to $62,364 and $312,788 for the three and nine months ended September 30, 2018, respectively.

Raymond M. Gee, Chairman and CEO of Manufactured Housing Properties Inc. commented, “Our third quarter 2019 results reflect our stabilized portfolio with the addition of three manufactured housing communities acquired during the second and third quarter. We look forward to continuing our acquisition strategy by targeting additional properties during the fourth quarter of 2019 and beyond.”

Michael Z. Anise, President and CFO of Manufactured Housing Properties Inc. added “We remain focused on creating long-term value for our shareholders by continuing to record year over year revenue growth from our focused strategy of acquiring value add communities that are located in attractive markets and maximizing operational efficiencies.”

Manufactured Housing Properties, Inc., presents Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP).  Adjusted EBITDA is a non-GAAP financial measures that differs from Net Income. Non-GAAP Adjusted EBITDA excludes income tax expense, interest expense and depreciation and amortization, as well as refinancing interest cost. The table presented below include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Adjusted EBITDA.

Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our income producing properties before management’s decision to deploy capital. The presentation of non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP  Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

About Manufactured Housing Properties Inc.

Manufactured Housing Properties Inc. together with its affiliates, acquires, owns, and operates manufactured housing communities. The Company focuses on acquiring and operating value-add manufactured home communities in high growth markets.

Contact:
Michael Z. Anise
President and Chief Financial Officer
(980) 273-1702 ext. 244

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release regarding us, our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Investors are cautioned that these forward-looking statements involve uncertainties and risks that could cause actual performance and results of operations to differ materially from those anticipated. The forward-looking statements contained herein represent our judgment as of the date of publication of this press release and we caution you not to place undue reliance on such statements. Factors that could cause actual results to differ from the forward looking statements include those factors described in the “Risk Factor” section in our annual and quarterly reports filed with the SEC.  Our company, our management and our affiliates assume no obligation to update any forward-looking statements to reflect events after the initial publication of this press release or to reflect the occurrence of subsequent events.